EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A

Statement to Note Holders

As of and for the period ended: 12/31/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

(i)	The amount of principal payments made with respect to each class of Notes during December, 2003;

Class	Principal Paid
A-1	$14,957,803.48
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
B	$0.00

(ii)	The amount of interest payments made with respect to each class of Notes during December, 2003;

Class	Interest Paid
A-1	$285,280.62
A-2	$1,161,251.00
A-3	$102,786.06
A-4	$101,876.44
A-5	$50,230.83
A-6	$50,658.75
B	$41,173.61

(iii)	The aggregate principal balance of the Financed Eligible Loans as of the close of business on December 31, 2003;

Principal Balance of Financed Eligible Loans             $756,333,080.22

(iv)	The aggregate outstanding principal amount of each class of Notes;

Class	Principal Outstanding
A-1	$79,090,754.17
A-2	$319,025,000.00
A-3	$116,950,000.00
A-4	$116,950,000.00
A-5	$59,250,000.00
A-6	$59,250,000.00
B	$42,350,000.00

Total	$792,865,754.17

(v)	The interest rate for each class of Notes at December 31, 2003 and the next Distribution Date for each class;

Class	Interest Rate	Next Distribution Date
A-1	1.230%	3/29/04
A-2	1.470%	3/29/04
A-3	1.199%	1/09/04
A-4	1.180%	1/16/04
A-5	1.150%	1/02/04
A-6	1.190%	1/06/04
B	1.320%	1/16/04

(vi)	The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

			% of Total Principal
Delinquencies	Number of Loans	Principal Outstanding	Outstanding
31-60 Days	919	$18,985,603.87	2.51%
61-90 Days	307	6,525,775.75	0.86%
91-120 Days	230	4,606,166.91	0.61%
121-150 Days	116	2,008,116.33	0.27%
151-180 Days	79	1,574,589.90	0.21%
181-210 Days	112	1,997,274.32	0.26%
211-240 Days	150	3,068,847.01	0.41%
Claims Pending	121	2,329,490.56	0.31%
Claims Filed	106	1,584,827.59	0.21%

(vii)	The total value of the Trust and outstanding principal amount of the Notes as of the close of business on December 31, 2003;

Assets
Cash & Cash Equivalents	$8,457,110.92
Student Loan Receivables	$756,333,080.22
Reserves	$7,928,657.54
Accrued Interest Receivable	$6,962,568.87
Other Assets	$2,078,560.33

Total Assets	$781,759,977.88

Liabilities
Notes Payable
Class A-1	$79,090,754.17
Class A-2	$319,025,000.00
Class A-3	$116,950,000.00
Class A-4	$116,950,000.00
Class A-5	$59,250,000.00
Class A-6	$59,250,000.00
Class B	$42,350,000.00

Total Notes Outstanding	$792,865,754.17
Other Liabilities	$3,568,223.52